Exhibit 10.2

Execution Version
LIMITED WAIVER
Dated as of March 31, 2018
Citibank, N.A.,
as Administrative Agent
1615 Brett Road OPS III
New Castle, Delaware 19720
Attention: Bank Loan Syndications Department
Re:    Five Star Senior Living Credit Facility
Ladies and Gentlemen:
Reference is made to the Amended and Restated Credit Agreement dated as of February 24, 2017 (the “Credit Agreement”), by and among Five Star Senior Living Inc. (f/k/a Five Star Quality Care, Inc.) (the “Borrower”), the subsidiaries of the Borrower listed therein as guarantors, Citibank, N.A., in its capacity as administrative agent (the “Administrative Agent” or “you”) and collateral agent, the financial institutions identified therein as lender parties (the “Lender Parties”) and RBC Capital Markets, as syndication agent, with Citigroup Global Markets Inc. and RBC Capital Markets as joint lead arrangers and joint book running managers. Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Credit Agreement.
Pursuant to Section 5.04(a)(i) of the Credit Agreement, the Borrower is required to maintain at all times a Leverage Ratio of not greater than 5.00:1.00, and the Borrower expects that it may not be in compliance with this covenant at certain times during the six fiscal quarter period commencing with the fiscal quarter ended March 31, 2018 and ending with the fiscal quarter ending June 30, 2019 (such six fiscal quarter period being the “Waiver Period”). In addition, pursuant to Section 5.04(a)(iii) of the Credit Agreement, the Borrower is required to maintain at all times a Fixed Charge Coverage Ratio of not less than 1.50:1.00, and the Borrower expects that it will not be in compliance with this covenant during the Waiver Period.
The Borrower hereby requests that the Administrative Agent and the Lender Parties waive any Default or Event of Default (the “Waiver”) that would occur by reason of the failure of the Borrower to maintain during the Waiver Period (a) a Leverage Ratio of not greater than 5.00:1.00 or (b) a Fixed Charge Coverage Ratio of not less than 1.50:1.00.
In consideration of the mutual undertakings herein expressed, each of the Administrative Agent and the Lender Parties hereby waives any Default or Event of Default that may occur during the Waiver Period by reason of the failure of the Borrower to maintain (a) a Leverage Ratio of not greater than 5.00:1.00 or (b) a Fixed Charge Coverage Ratio of not less than 1.50:1.00.
In consideration of the Waiver granted hereunder, the Borrower agrees:

(a)     not to permit the positive difference between the Facility Available Amount less the Facility Exposure to be less than $33,333,333.33 at any time during which either (i) the Fixed Charge Coverage Ratio is less than 1.50:1.00 or (ii) the Leverage Ratio is greater than 5.00:1.00, in each case during the Waiver Period;
(b)notwithstanding anything in Section 5.02(g) of the Credit Agreement to the contrary, not to declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, or make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, at any time that (i) the Borrower is not in compliance with the requirements of Section 5.04(a)(i) (it being understood and agreed, for the avoidance of doubt, that if the Leverage Ratio expressed as a percentage is a negative number, the Borrower will be deemed to not be in compliance with Section 5.04(a)(i)) or (ii) the Borrower is not in compliance with the requirements of Section 5.04(a)(iii), in each case without reference to the Waiver; and
(c)to pay (or cause to be paid) to the Administrative Agent, for the account of each Lender providing and releasing its signatures to this Limited Waiver (this “Waiver Letter”, and each such Lender, an “Approving Lender”), a nonrefundable waiver fee (the “Waiver Fee”) in an amount equal to (i) 0.10% multiplied by (ii) such Approving Lender’s Commitment.
This Waiver Letter constitutes a Loan Document, and any failure by the Borrower to comply with the covenants of the foregoing paragraph shall be an Event of Default. The Waiver Period hereunder shall be deemed to have terminated simultaneously with any Event of Default.
For the avoidance of doubt, the Administrative Agent and the Lender Parties agree that (a) for the purposes of subparagraph (i)(D) of the definition of “Collateral Deliverables” in Section 1.01 of the Credit Agreement and Sections 3.02(a)(iii)(B), 5.02(a)(vi), 5.02(b)(viii) and 5.02(e)(i) of the Credit Agreement, during the Waiver Period, the Borrower will be deemed to be in compliance with the covenants contained in Sections 5.04(a)(i) and 5.04(a)(iii) of the Credit Agreement and (b) for the purposes of Section 5.02(e)(iii)(C) of the Credit Agreement, during the Waiver Period, the Borrower will be deemed to be in compliance with the covenants contained in Sections 5.04(a)(i) and 5.04(a)(iii) of the Credit Agreement with respect to the Transfer of a Borrowing Base Asset or the designation of a Borrowing Base Asset as a non-Borrowing Base Asset, subject to the consent of the Administrative Agent and the Required Lenders requested by the Borrower by notice to the Administrative Agent and granted by the Administrative Agent and the Required Lenders on or prior to the date of such Transfer or designation, provided, in each case, that the Borrower has complied with its agreements set forth above.
This Waiver Letter shall become effective as of the date first above written solely when (a) the Administrative Agent shall have received (i) counterparts of this Waiver Letter executed by the Borrower, the Administrative Agent and the Required Lenders or, as to any of the Lender Parties, advice satisfactory to the Administrative Agent that such Lender has executed this Waiver Letter and (ii) counterparts of the Consent attached hereto executed by each Guarantor, and (b) the Waiver Fee shall have been paid in accordance with this Waiver Letter. The effectiveness of this Waiver Letter is conditioned upon the accuracy of the factual matters described herein. This Waiver Letter is subject to the provisions of Section 9.01 of the Credit Agreement.
Except as expressly provided herein, the Credit Agreement, the Notes and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Waiver Letter shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender Party or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Without limiting the obligations of the Loan Parties under the Loan Documents, the Borrower agrees to reimburse the Administrative Agent upon demand for all costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the review and execution of this Waiver Letter.
This Waiver Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver Letter by telecopier or email shall be effective as delivery of a manually executed counterpart of this Waiver Letter.

This Waiver Letter shall be governed by, and construed in accordance with, the laws of the State of New York.
Very truly yours,
FIVE STAR SENIOR LIVING INC.,
a Maryland corporation

By    /s/ Richard A. Doyle
Name: Richard A. Doyle
Title: Treasurer and Chief Financial Officer
(Signatures continued on next page)

Agreed as of the date first above written:
CITIBANK, N.A.,
as Administrative Agent and as a Lender
By    /s/ John C. Rowland
Name: John C. Rowland
Title: Vice President
PNC BANK, NATIONAL ASSOCIATION,
as a Lender
By    /s/ Margarita Muzzall
Name: Margarita Muzzall
Title: Senior Vice President
COMPASS BANK,
as a Lender
By    /s/ Brian Tuerff
Name: Brian Tuerff
Title: Senior Vice President
ROYAL BANK OF CANADA,
as a Lender
By    /s/ Sheena Lee
Name: Sheena Lee
Title: Authorized Signatory
UBS AG, STAMFORD BRANCH,
as a Lender
By    /s/ Craig Pearson
Name: Craig Pearson
Title: Associate Director
By    /s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director
(Signatures continued on next page)

CITIZENS BANK, N.A.,
as a Lender
By     /s/ Morgan Salmon
Name: Morgan Salmon
Title: Senior Vice President
WELLS FARGO BANK, N.A.,
as a Lender
By    /s/ D. Bryan Gregory
Name: D. Bryan Gregory
Title: Managing Director

CONSENT
Dated as of March 31, 2018
Each of the undersigned, as Guarantor under the Guaranty set forth in Article VII of the Credit Agreement dated as of February 24, 2017, as amended and modified to date, in favor of the Administrative Agent, for its benefit and the benefit of the Lender Parties party to the Credit Agreement referred to in the foregoing Limited Waiver, hereby consents to such Limited Waiver and hereby confirms and agrees that notwithstanding the effectiveness of such Limited Waiver, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

FSQ THE PALMS AT FORT MYERS BUSINESS TRUST,
a Maryland business trust
By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Treasurer and Chief Financial Officer

FVE MW LLC,
a Maryland limited liability company
By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Treasurer and Chief Financial Officer

FSQ VILLA AT RIVERWOOD BUSINESS TRUST,
a Maryland business trust
By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Treasurer and Chief Financial Officer

MORNINGSIDE OF CONCORD, LLC,
a Delaware limited liability company
By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Treasurer and Chief Financial Officer

(Signatures continued on next page)

MORNINGSIDE OF SPRINGFIELD, LLC,
a Delaware limited liability company
By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Treasurer and Chief Financial Officer

FIVE STAR COVINGTON LLC,
a Delaware limited liability company
By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Treasurer and Chief Financial Officer

FVE EC LLC,
a Maryland limited liability company
By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Treasurer and Chief Financial Officer

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